Exhibit 99.1

Northern Oil and Gas, Inc. Announces Departure of President and Founder

MINNEAPOLIS, MINNESOTA – August 1, 2019 - Northern Oil and Gas, Inc. (NYSE American: NOG) today announced that Michael Reger, Northern’s Founder, President and Chairman Emeritus, is departing the company to pursue opportunities outside the Williston Basin. The departure is amicable and Mr. Reger will remain Chairman Emeritus. In addition, Mr. Reger will be available to assist Northern in the transition under a consulting arrangement through March 2020.

“It has been an honor and privilege to help build Northern into a top-tier oil producer in the Williston Basin over the last 13 years. I am particularly proud of what we have been able to accomplish during the past 18 months; successfully acquiring over $850 million of high-quality assets, recapitalizing and fortifying the balance sheet and growing current production to over 40,000 barrels of oil equivalent per day,” commented Mr. Reger. “Northern's go-forward positioning and return-of-capital strategy is ideally suited for the evolving preferences of public energy investors and I am confident that the management team and board will continue to deliver outstanding results.”

“Mr. Reger was the pioneering visionary of the public, non-operated business model in 2006, guided the company through periods of both rapid industry growth and contraction, and was instrumental in the recent recapitalization and turnaround of Northern,” commented Bahram Akradi, Chairman of the Board. “As Northern transitions to a primary focus of the return of free cash flow to shareholders, Mr. Reger’s entrepreneurial talents are best suited for a startup organization and we wish him the best of luck in his future endeavors.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady
Chief Financial Officer
(952) 476-9800
ir@northernoil.com

Source: Northern Oil and Gas, Inc.